EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (333-105396) of our report dated March 11, 2005 relating to the financial statements of Marathon Ashland Petroleum LLC, which appears in Ashland Inc.'s Annual Report on Form 10-K/A amendment No. 1 for the fiscal year ended September 30, 2004.




/s/  PricewaterhouseCoopers LLP

Houston, Texas
August 9, 2005